UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

January 7, 2019
Date of Report (Date of earliest event reported)

STWC Holdings, Inc.
(Exact name of registrant as specified in its charter)

Colorado	____000-52825_______	20-8980078
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.

1350 Independence St., Suite 300 Lakewood, CO 80215	80640
(Address of principal executive offices)	(zip code)

(303) 736-2442
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                                                                                                                             Emerging growth company    ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Forward Looking Statements

Statements contained in this current report that are not statements of historical fact are intended to be and are hereby identified as “forward-looking statements” for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. Generally, forward-looking statements include expressed expectations of future events and the assumptions on which the expressed expectations are based, including but not limited to, the Company entering into management and/or licensing agreements, acquiring direct interests in cannabis businesses, or providing cannabis compliance services to third parties. All forward-looking statements are inherently uncertain as they are based on various expectations and assumptions concerning future events and they are subject to numerous known and unknown risks and uncertainties which could cause actual events or results to differ materially from those projected. The Company undertakes no obligation to update or revise this current report to reflect future developments except as otherwise required by the Securities Exchange Act of 1934.

 Item 1.01 Entry into a Material Definitive Agreement.

Employment Agreements
On February 1, 2019, STWC Holdings, Inc., a Colorado corporation dba Strainwise® (herein referred to as “we,” “our,” “us,” “STWC” and the “Company”) entered into an Executive Employment Agreement (the “Willer Employment Agreement”) with Matthew Willer (“Mr. Willer”). Pursuant to the Willer Employment Agreement, Mr. Willer agreed to serve as the Company’s President for a term commencing on February 1, 2019 and continuing until terminated by either party. Mr. Willer will receive a base salary of $150,000 per year. If the Agreement is terminated by Mr. Willer with “good reason” or by the Company without “cause,” Mr. Willer will be entitled to severance pay equal to his base salary for three months. The Willer Employment Agreement otherwise contains standard terms and conditions.

Meridian A, LLC Organizational Agreement

On January 7, 2019, the Company entered into a new joint-venture entity (the “JV Entity”) that will sell Hemp-derived CBD products to the general public. (“Meridian”)
The JV Entity will be 75% owned by STWC and 25% by Amber Murdock or assign(s). Notwithstanding the foregoing, Erin Phillips will act as the sole Managing Member of the resulting JV Entity. STWC will facilitate industry and operational knowledge, product sourcing, brand management, administrative, office and support staff role. Ms. Murdock will manage all day to day operational activities and staffing of the JV Entity.

The foregoing discussion is for summary purposes only and is qualified in its entirety by the actual terms of the agreements above discussed, which are included herewith as Exhibits. In addition to the terms above, each of the agreements contained standard covenants, representations and warranties.

Please note: (i) Meridian does not need a professional license from the state of Oklahoma and is in the build-out phase of the first retail facility (ii) Meridian is expected to be operational by mid to late
February 2019 but does not yet have revenues.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the discussion in Item 1.01 regarding the Company’s responsibilities under the agreement for Meridian.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Please see the discussion in Item 1.01 regarding the Company’s Employment Agreement with Mr. Willer.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith.

Exhibit No.	Description

99.1 99.2	Employment Agreement with Matthew Willer Meridian Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STWC Holdings, Inc.

Date: February 5, 2019	By:	/s/ Erin Phillips Erin Phillips, CEO

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